Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of TB Wood’s Corporation (the “Company) on Form 10-K for the fiscal year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report), William T. Fejes, Jr., as President and Chief Executive Officer of the Company, and Joseph C. Horvath, as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 12, 2007	/s/ William T. Fejes, Jr.	President and CEO
William T. Fejes, Jr.

March 12, 2007	/s/ Joseph C. Horvath	Chief Financial Officer
Joseph C. Horvath
This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

67